SCHEDULE 14A
(RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
--------------------------------------------------------------------------------


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-2

                                  Keane, Inc.
               (Name of Registrant as Specified In Its Charter)


                                     ____
                  __________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                                  KEANE, INC.
                                TEN CITY SQUARE
                          BOSTON, MASSACHUSETTS 02129

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 28, 1997

                               ----------------

  The Annual Meeting of Stockholders of Keane, Inc. (the "Company") will be held on Wednesday, May 28, 1997 at 4:30 p.m., Boston Time, at the Hale and Dorr LLP Conference Center, 26th Floor, 60 State Street, Boston,
Massachusetts, to consider and act upon the following matters:

    1. To fix the number of directors at five and to elect a Board of Directors for the ensuing year;

    2. To approve an amendment to the Company's Articles of Organization increasing the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 to 100,000,000;

    3. To approve an amendment to the Company's 1992 Stock Option Plan;

    4. To approve an amendment to the Company's 1992 Employee Stock Purchase
  Plan;

    5. To ratify and approve the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current year; and

    6. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

  Stockholders of record at the close of business on April 1, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          Norman B. Asher, Clerk

April 18, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                  KEANE, INC.
                                TEN CITY SQUARE
                          BOSTON, MASSACHUSETTS 02129

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 28, 1997

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Keane, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 28, 1997, and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Clerk of the Company.

  The Board of Directors has fixed April 1, 1997 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on April 1, 1997, there were outstanding and entitled to vote 32,619,062 shares of Common Stock of the Company, $.10 par value per share ("Common Stock"), and 287,237 shares of Class B Common Stock of the Company, $.10 par value per share ("Class B Common Stock"). Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes.

  THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1996 IS BEING MAILED TO THE COMPANY'S STOCKHOLDERS WITH THIS NOTICE AND PROXY STATEMENT ON OR ABOUT APRIL 18, 1997. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF WALLACE A. CATALDO, VICE PRESIDENT--FINANCE AND ADMINISTRATION, TEN CITY SQUARE, BOSTON, MASSACHUSETTS 02129. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

  As used in this Proxy Statement, the terms "Keane" and the "Company" refer to Keane, Inc. and its wholly-owned and majority-owned subsidiaries, unless the context otherwise requires.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of February 1, 1997, the beneficial ownership of the Company's outstanding Common Stock and Class B Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock and Class B Common Stock, (ii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iii) all current directors and executive officers as a group:

                                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                              --------------------------------------------------
                                                   SHARES  PERCENTAGE
                               SHARES   PERCENTAGE   OF    OF CLASS B
                                 OF     OF COMMON  CLASS B   COMMON   PERCENTAGE
NAME AND ADDRESS OF            COMMON   STOCK OUT- COMMON  STOCK OUT-  OF TOTAL
BENEFICIAL OWNER                STOCK    STANDING   STOCK   STANDING    VOTES
-------------------           --------- ---------- ------- ---------- ----------
John F. Keane(2)............  4,120,424    12.6%   127,800    44.4%      15.2%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129
Putnam Investments, Inc.(3).  2,496,484     7.6%       --      --         7.0%
 One Post Office Square
 Boston, MA 02109
John Francis Keane
Irrevocable Children's
Trusts(4)...................  1,817,500     5.6%   140,000    48.7%       9.1%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129
Albert O. Nicholas
Nicholas Company, Inc.
Nicholas II, Inc.(5)........  3,561,400    10.9%       --      --        10.0%
 700 North Water St.
 Milwaukee, WI 53202
Janus Capital Corporation
Thomas H. Bailey
Janus Venture Fund(6).......  2,080,150     6.4%       --      --         5.9%
 100 Fillmore Street
 Suite 300
 Denver, CO 80206-4923
FMR Corp. ..................  3,566,500    10.9%       --      --        10.0%
 82 Devonshire Street
 Boston, MA 02109(7)
Edward Longo(8).............     38,186       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129
Raymond W. Paris(9).........    160,000       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129
Wallace Cataldo(10).........    147,772       *        --      --           *
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129
Brian T. Keane(11)..........  1,923,140     5.9%   141,554    49.1%      10.2%
 c/o Keane, Inc.
 Ten City Square
 Boston, MA 02129
All directors and officers
 as a group (10 per-
 sons)(12)..................  5,924,335    18.1%   224,242    78.0%      22.9%

--------
* Less than 1% of outstanding stock of the respective class, or less than 1% of aggregate voting power, as the case may be.
 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of February 1, 1997 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his spouse) with respect to all shares of capital stock listed as owned by such person or entity.
 (2) Does not include 1,817,500 shares of Common Stock or 140,000 shares of Class B Common Stock (approximately 9.1% of the aggregate voting power) held of record by Mr. Keane's wife and one other individual as trustees of three trusts of which Mr. Keane's children are the beneficiaries. With regard to these shares, Mrs. Keane and the other trustee have sole voting and investment power, but disclaim any beneficial interest in such shares. Subsequent to February 1, 1997, Mr. Keane (i) transferred 1,850,000 shares of Common Stock to a trust of which he and his wife are each a trustee and his wife is a beneficiary, and (ii) transferred 1,850,000 shares of Common Stock to his wife, which shares were immediately transferred to a trust of which Mr. Keane and his wife are each a trustee and his wife is a beneficiary. Mr. Keane disclaims beneficial ownership of the shares held by the trust referred to in clause (ii) above.
 (3) The information reported is based on a Schedule 13G, dated January 31, 1997, filed with the Securities and Exchange Commission by Putnam Investments, Inc.
 (4) The trustees have sole voting and investment power with respect to these shares, but disclaim any beneficial interest in such shares.
 (5) The information reported is based on a Schedule 13G, dated February 13, 1997, filed with the Securities and Exchange Commission by Albert O. Nicholas, Nicholas Company, Inc. and Nicholas II, Inc. Mr. Nicholas is the president, a director and majority shareholder of Nicholas Company, Inc., in which capacity he exercises dispositive power over the shares reported by Nicholas Company, Inc. and Nicholas II, Inc. Mr. Nicholas disclaims any beneficial interest in such shares.
 (6) The information reported is based on a Schedule 13G, dated February 13, 1997, filed with the Securities and Exchange Commission by Janus Capital Corporation, Thomas H. Bailey and Janus Venture Fund.
 (7) The information reported is based on a Schedule 13G, dated February 7, 1997, filed with the Securities and Exchange Commission by FMR Corp.
 (8) Includes options to purchase, within 60 days following February 1, 1997, 38,186 shares of Common Stock held by Mr. Longo.
 (9) Includes options to purchase, within 60 days following February 1, 1997, 33,000 shares of Common Stock held by Mr. Paris.
(10) Includes options to purchase, within 60 days following February 1, 1997, 27,500 shares of Common Stock held by Mr. Cataldo.
(11) Includes options to purchase, within 60 days following February 1, 1997, 30,834 shares of Common Stock held by Mr. Brian Keane. Also includes 1,817,500 shares of Common Stock and 140,000 shares of Class B Common Stock held by the John Francis Keane Irrevocable Children's Trusts, of which Mr. Brian Keane is a beneficiary. Mr. Brian Keane disclaims beneficial ownership of the shares held by the John Francis Keane Irrevocable Children's Trust, except to the extent of his pecuniary interest therein.
(12) Includes options to purchase, within 60 days following February 1, 1997, 144,114 shares of Common Stock held by all directors and officers as a group.

VOTES REQUIRED

  The affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and Class B Common Stock, voting together as a single class, present or represented at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the aggregate voting power of the shares of Common Stock and Class B Common Stock outstanding is required for the approval of the proposed amendment to the Company's Articles of Organization. The affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and Class B Common Stock, voting together as a single class, present or represented at the meeting is required for the approval of each of the other matters which are to be submitted to the stockholders at the meeting.

  Shares of Common Stock and Class B Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions will be treated as shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares (so called "broker non-votes") will not be treated as shares present or represented.

                             ELECTION OF DIRECTORS

  The persons named in the enclosed proxy (John F. Keane and Norman B. Asher) will vote to fix the number of directors at five and to elect as directors the five nominees named below, unless authority to vote for the election of directors is withheld by marking the proxy to that effect or the proxy is marked with the name of nominees as to whom authority to vote is withheld. The proxy may not be voted for more than five directors. All of the nominees are currently directors of the Company.

  Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified. If a nominee becomes unavailable, the persons acting under the proxy may vote the proxy for the election of a substitute. The Company does not anticipate that any of the nominees will be unavailable.

  The following table sets forth the name of each nominee for director and each current director, the positions and offices held by him, his age, the year in which he became a director of the Company, his principal occupation(s) and business experience for the past five years, the number of shares of Common Stock and Class B Common Stock of the Company owned by him at February 1, 1997, and the percentage of all outstanding shares of Common Stock and Class B Common Stock owned by him on such date:

               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)(2)

  NAME, AGE, PRINCIPAL
  OCCUPATION, BUSINESS             PERCENTAGE  SHARES OF  PERCENTAGE
  EXPERIENCE AND YEAR    SHARES OF  OF COMMON   CLASS B   OF CLASS B  PERCENTAGE
   IN WHICH HE FIRST      COMMON      STOCK     COMMON   COMMON STOCK  OF TOTAL
   BECAME A DIRECTOR       STOCK   OUTSTANDING   STOCK   OUTSTANDING    VOTES
  --------------------   --------- ----------- --------- ------------ ----------
John F. Keane(3)........ 4,120,424    12.6%     127,800      44.4%       15.2%
 Age 66. Chief Executive
 Officer and President.
 Mr. Keane has been
 Chief Executive Officer
 and President and a
 director of the Company
 since its
 incorporation. (1967)
Philip J. Harkins.......     4,950      *           --        --
 Age 49. Mr. Harkins is
 currently the President
 and Chief Executive
 Officer of Linkage,
 Inc., an organizational
 development company
 founded by Mr. Harkins
 in 1988. Prior to 1988,
 Mr. Harkins was Vice
 President of Human
 Resources of the
 Company. Mr. Harkins
 has served as director
 of the Company since
 February 1997. (1997)

  NAME, AGE, PRINCIPAL
  OCCUPATION, BUSINESS             PERCENTAGE  SHARES OF  PERCENTAGE
  EXPERIENCE AND YEAR    SHARES OF  OF COMMON   CLASS B   OF CLASS B  PERCENTAGE
   IN WHICH HE FIRST      COMMON      STOCK     COMMON   COMMON STOCK  OF TOTAL
   BECAME A DIRECTOR       STOCK   OUTSTANDING   STOCK   OUTSTANDING    VOTES
  --------------------   --------- ----------- --------- ------------ ----------
Winston Hindle..........   2,000        *         --         --           *
 Age 66. Mr. Hindle is
 currently retired. From
 September 1962 to July
 1994, Mr. Hindle served
 as a Vice President
 and, subsequently,
 Senior Vice President
 of Digital Equipment
 Corporation, a computer
 systems and services
 firm. Mr. Hindle has
 served as a director of
 the Company since
 February 1995. (1995)
John F. Rockart(4)......  21,801        *         --         --           *
 Age 65. Dr. Rockart is
 a Senior Lecturer of
 the Center for
 Information Systems
 Research at the Alfred
 J. Sloan School of
 Management of the
 Massachusetts Institute
 of Technology. Dr.
 Rockart became a Senior
 Lecturer at the Center
 in 1974 and was named
 as the Director in
 1976. Dr. Rockart has
 served as a director of
 the Company since its
 incorporation. (1967)
Robert A. Shafto........     --        --         --         --          --
 Age 61. Mr. Shafto is
 the Chairman, Chief
 Executive Officer and
 President of New
 England Life Insurance
 Company, an insurance
 and investment firm,
 which he joined in
 1972. Mr. Shafto has
 served as a director of
 the Company since
 February 1994. (1994)

--------
* Less than 1% of outstanding stock of the respective class, or less than 1% of aggregate voting power, as the case may be.
(1) Mr. Hindle serves as a director of CP Clare Corporation and Mestek, Inc. Dr. Rockart serves as a director of ComShare, Inc. and Renaissance Solutions, Inc. and Mr. Shafto serves as a director of New England Life Insurance Company and Fleet Bank of Massachusetts, N.A.
(2) Except as otherwise indicated, each nominee or director has sole voting and investment power with respect to the shares of Common Stock and Class B Common Stock listed.
(3) Does not include 1,817,500 shares of Common Stock or 140,000 shares of Class B Common Stock (approximately 9.1% of the aggregate voting power) held of record by Mr. Keane's wife and one other individual as trustees of three trusts of which Mr. Keane's children are the beneficiaries. With regard to these shares, Mrs. Keane and the other trustee have sole voting and investment power, but disclaim any beneficial interest in such shares. Subsequent to February 1, 1997, Mr. Keane (i) transferred 1,850,000 shares of Common Stock to a trust of which he and his wife are each a trustee and his wife is a beneficiary, and (ii) transferred 1,850,000 shares of Common Stock to his wife, which shares were immediately transferred to a trust of which Mr. Keane and his wife are each a trustee and his wife is a beneficiary. Mr. Keane disclaims beneficial ownership of the shares held by the trust referred to in clause (ii) above.
(4) Includes 15,340 shares of Common Stock (less than 1% of the aggregate voting power) held of record by Dr. Rockart's wife. Dr. Rockart disclaims any beneficial interest in such shares.

  The Company has a standing Audit Committee comprised of Messrs. Keane, Harkins, Hindle and Shafto and Dr. Rockart which held one meeting during the year ended December 31, 1996. The Audit Committee makes recommendations to the Board of Directors relative to the appointment of the independent auditors, reviews the scope and results of the independent audit, and establishes and monitors policy relative to non-audit services provided by the independent auditors in order to ensure that the auditors are in fact independent.

  The Company has a standing Compensation Committee comprised of Messrs. Harkins, Hindle and Shafto and Dr. Rockart. The Compensation Committee held three meetings during the year ended December 31, 1996. The Compensation Committee annually reviews and approves the compensation of the Company's senior executives and administers the Company's 1992 Stock Option Plan and 1992 Employee Stock Purchase Plan.

  The Company does not have a standing nominating committee.

  During the year ended December 31, 1996, the Board of Directors of the Company held eight meetings, including written actions in lieu of meetings. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served, in each case during the periods that he served.

DIRECTORS' COMPENSATION

  Compensation of the Company's non-employee directors currently consists of an annual director's fee of $4,000 plus $1,000 and expenses for each meeting of the Board of Directors attended. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the three years ended December 31, 1996 (such executive officers are sometimes collectively referred to herein as the "named executive officers"):

                          SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                              --------------------------- ---------------------------------
                                                                   AWARDS           PAYOUTS
                                                          ------------------------- -------
                                                                        SECURITIES
        NAME AND                             OTHER ANNUAL  RESTRICTED   UNDERLYING   LTIP    ALL OTHER
       PRINCIPAL              SALARY  BONUS  COMPENSATION    STOCK     OPTIONS/SARS PAYOUTS COMPENSATION
        POSITION         YEAR   ($)    ($)       ($)      AWARDS($)(1)    (#)(2)      ($)      ($)(3)
       ---------         ---- ------- ------ ------------ ------------ ------------ ------- ------------
John F. Keane........... 1996 363,850    --      --             --           --       --         750
 President and Chief     1995 341,641    --      --             --           --       --       2,329
 Executive Officer       1994 303,020    --      --             --           --       --       3,160
Edward Longo............ 1996 283,988 62,500     --             --        16,000      --         750
 Senior Vice President   1995 257,402    --      --          20,650       24,000      --       3,078
                         1994 223,156    --      --             --           --       --       3,212
Raymond W. Paris........ 1996 223,369    --      --             --        10,000      --         750
 Vice President          1995 198,117    --      --             --        18,000      --       2,917
 Healthcare
 Services Division       1994 182,527    --      --             --           --       --       2,922
Wallace A. Cataldo...... 1996 186,690 25,000     --             --        10,000      --         750
 Vice President--Finance 1995 177,524    --      --             --        15,000      --       2,892
 and Administration      1994 157,584    --      --             --           --       --       2,215
Brian T. Keane.......... 1996 180,488 50,000     --             --        10,000      --         750
 Senior Vice President   1995 160,201    --      --          20,650       10,000      --       2,310
                         1994 130,141    --      --             --         7,500      --       2,309

--------
(1) Shares of restricted stock vest in three equal annual installments commencing on the first anniversary of the date of grant. As of December 31, 1996, the value of all such shares (whether vested or unvested) held by each of Messrs. Longo and Brian Keane was $63,500.
(2) Options become exercisable in three equal annual installments commencing on the second anniversary of the date of grant.
(3) "All Other Compensation" consists of contributions to the Company's 401(k) Plan on behalf of each of the named executive officers.

OPTION GRANTS DURING 1996

  The following table sets forth the number of shares of the Company's Common Stock underlying options granted, the exercise price per share and the expiration date of all options granted to each of the named executive officers during 1996:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                         -------------------------------------------------
                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                         PERCENT                              ANNUAL RATES OF
                           NUMBER OF     OF TOTAL                               STOCK PRICE
                          SECURITIES   OPTIONS/SARS EXERCISE OR                APPRECIATION
                          UNDERLYING    GRANTED TO  BASE PRICE              FOR OPTION TERM(2)
                            OPTIONS    EMPLOYEES IN  PER SHARE  EXPIRATION ---------------------
EXECUTIVE OFFICER        GRANTED(#)(1) FISCAL YEAR     $/SH        DATE      5% ($)    10% ($)
-----------------        ------------- ------------ ----------- ---------- ---------- ----------
John F. Keane...........       --          --            --          --           --         --
Edward Longo............    16,000         4.7%        12.00     2/20/01      140,480    310,560
Raymond W. Paris........    10,000         2.9%        12.00     2/20/01       87,800    194,100
Wallace Cataldo.........    10,000         2.9%        12.00     2/20/01       87,800    194,100
Brian T. Keane..........    10,000         2.9%        12.00     2/20/01       87,800    194,100

--------
(1) Options become exercisable in three equal installments commencing on the second anniversary of the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

OPTION EXERCISES DURING 1996 AND YEAR END OPTION VALUES

  The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 1996, by each of the named executive officers:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                            VALUE OF UNEXERCISED
                                                        NUMBER OF SECURITIES UNDERLYING         IN-THE-MONEY
                                                          UNEXERCISED OPTIONS/SARS AT           OPTIONS/SARS
                                                              FISCAL YEAR END(#)           AT FISCAL YEAR END ($)
                         SHARES ACQUIRED     VALUE      ------------------------------- ----------------------------
EXECUTIVE OFFICER        ON EXERCISE(#)  REALIZED($)(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(2)
-----------------        --------------- -------------- ------------------------------- ----------------------------
John F. Keane...........        --              --                   --/--                         --/--
Edward Longo............     18,000         244,440                  --/58,000                   --/1,300,300
Raymond W. Paris........     36,000         538,200              13,500/41,500                353,565/935,725
Wallace Cataldo.........     27,000         440,910              15,000/32,500                392,850/714,475
Brian T. Keane..........     13,500         211,950              17,500/32,500                449,100/720,125

--------
(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2) The closing price for the Company's Common Stock as reported by the American Stock Exchange on December 31, 1996 (the last day of trading in
    1996) was $31.75. Value is calculated on the basis of the difference between the option exercise price and $31.75, multiplied by the number of shares of Common Stock underlying the option.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company is not aware of any executive officer, director or principal stockholder who failed to comply with filing requirements under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") during the year ended December 31, 1996, except that the Annual Statement of Changes in Beneficial Ownership on Form 5 relating to certain transactions by Dr. Rockart was filed late.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is comprised of Messrs. Harkins, Hindle and Shafto and Dr. Rockart. Mr. Harkins was an officer of the Company from August 1981 to July 1988.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Company's compensation policy for executive officers has been to offer competitive compensation based on the individual's performance as well as the overall performance of the Company. The Company's compensation program is intended to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

  The compensation of the Company's senior executives (other than the Chief Executive Officer) is reviewed and approved annually by the Compensation Committee based upon the recommendations of the Chief Executive Officer and the evaluation of the members of the Compensation Committee. Each of the named executives regularly makes presentations to the Board of Directors. As a result, the members of the Compensation Committee are personally familiar with the performance of each senior executive. The key components of executive compensation are salary, which is based on factors such as the individual's level of responsibility in comparison to similar positions in comparable companies in the industry, and stock option awards, which are intended to align the interest of such individual with the Company's long-term success as measured by the Company's share price and book value per share.

  The compensation of the Company's Chief Executive Officer is determined annually by the Compensation Committee. The Chief Executive Officer's salary in 1996 was based on a variety of factors including those described above and a comparison of the compensation of the chief executive officers of comparable companies in the industry. Mr. Keane did not participate in any decisions regarding his own compensation. The Compensation Committee believes that, although the compensation of the Chief Executive Officer is not directly related to financial performance, his compensation may be more modest than that paid to comparable industry executives. In addition, the Compensation Committee did not award any equity-based incentive compensation to the Chief Executive Officer, recognizing that the size of the stock interest in the Company controlled directly and indirectly by Mr. Keane and his wife provides sufficient motivation.

  In 1996, the Compensation Committee obtained information about compensation levels in businesses similar to those of the Company in size and scope. The Compensation Committee expects that compensation levels will continue to depend primarily on each individual's personal performance as well as on the overall performance of the Company.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Board of Directors has voted, subject to stockholder approval, to structure the Company's 1992 Stock Option

Plan (the "1992 Stock Option Plan") in a manner that complies with Section 162(m) of the Code (see "APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN" below), and is currently considering whether to structure other compensation arrangements in a manner that complies with the statute.

   Philip J.            Winston R.            John F. Rockart     Robert A.
    Harkins            Hindle, Jr.                                  Shafto

STOCK PERFORMANCE CHART

  The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five years ended December 31, 1996 with the cumulative total return on (i) the Standard & Poor's 500 Composite Index and (ii) a peer group index* selected by the Company which includes six publicly traded companies within the Company's industry. The comparison assumes $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                        KEANE            PEER            BROAD
                         INC             GROUP           MARKET
                       -------          -------         --------
FYE 1991               $100             $100            $100
FYE 1992               $155.55          $108.21         $107.64
FYE 1993               $239.88          $127.75         $118.50
FYE 1994               $316.35          $191.97         $120.06
FYE 1995               $294.70          $287.04         $165.18
FYE 1996               $845.81          $365.07         $203.11

                      CERTAIN RELATED PARTY TRANSACTIONS

  In February 1985, the Company entered into a lease, which subsequently was extended to a term of 20 years, with City Square Limited Partnership ("City Square"), pursuant to which the Company leased approximately 34,000 square feet of office and development space in a building located in Boston, Massachusetts. The Company now leases approximately 88% of this building and the remaining 12% is occupied by other tenants. John F. Keane, Chief Executive Officer, President and a director of the Company, Wallace A. Cataldo, the Vice President-Finance and Administration of the Company, and Philip J. Harkins, a director of the Company, are limited partners of City Square. Based upon its knowledge of rental payments for comparable facilities in the Boston area, the Company believes that the rental payments under this lease, which will be approximately $850,000 per year ($25.00 per square foot) for the remainder of the lease term (until February 2006), plus specified percentages of any annual increases in real estate taxes and operating expenses, were, at the time the Company entered into the lease, as favorable to the Company as those which could have been obtained from an independent third party.

                 INCREASE IN SHARES OF AUTHORIZED COMMON STOCK

  On February 20, 1997, the Board of Directors unanimously voted to recommend to the stockholders that the Company's Articles of Organization be amended in order to increase the authorized Common Stock from 50,000,000 shares to 100,000,000 shares (the "Amendment"). As of March 15, 1997, the Company had a total of 32,618,432 shares of Common Stock outstanding, 1,735,334 shares reserved for issuance pursuant to the Company's stock option and stock benefit plans and agreements, and 287,367 shares reserved for issuance upon conversion of the Company's Class B Common Stock.

  If the Amendment is approved, the additional authorized shares of Common Stock would be available for issuance in the future for such corporate purposes, including, without limitation financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as the Board may deem advisable, without the necessity of further stockholder action. Holders of the Common Stock and Class B Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

  The Amendment may also have the effect of discouraging an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. If the Amendment is approved, the Board will have additional shares of Common Stock available to effect a sale of shares (either in public or private transactions, mergers, consolidations or similar transactions), in which case the number of the Company's outstanding shares would be increased and would thereby dilute the interest of a party attempting to obtain control of the Company.

  There are no current plans, arrangements or understandings with regard to the issuance of the shares to be authorized by the Amendment.

BOARD RECOMMENDATION

  The Board of Directors believes that the Amendment is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR the Amendment. The affirmative vote of the holders of a majority of the aggregate voting power of the shares of Common Stock and Class B Common Stock outstanding is required for approval of the Amendment.

                APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN

  Under the terms of the 1992 Stock Option Plan, the Company is authorized to grant options to purchase up to 1,800,000 shares of Common Stock to employees, officers or directors of, and consultants or advisors to, the Company and it subsidiaries. The Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("incentive stock options") or nonstatutory options not intended to qualify as incentive stock options. The purpose of the 1992 Stock Option Plan is to ensure that the Company may continue to attract and retain key employees, officers, directors, consultants and advisors who are expected to contribute to the Company's growth and success.

  Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limit if the option was issued under a plan approved by stockholders that provides a limit to the number of shares that may be issued under the plan to any individual.

  Although the 1992 Stock Option Plan as currently in effect does not include a limit on the number of shares that may be issued to any participant, options granted under the 1992 Stock Option Plan to date comply with Section 162(m) pursuant to a transition rule implementing Section 162(m). The transition rule expires at the Annual Meeting. To comply with Section 162(m) after the Annual Meeting, the 1992 Stock Option Plan must be amended to include a limit on the number of shares that may be issued to any participant and the amendment and the continuance of the 1992 Stock Option Plan must be approved by stockholders. Accordingly, on February 20, 1997 the Board of Directors voted, subject to stockholder approval, (i) to amend the 1992 Stock Option Plan to comply with the Section 162(m) per participant limit and (ii) to continue the 1992 Stock Option Plan. The 1992 Stock Option Plan, as amended and continued, provides that the maximum number of shares of Common Stock with respect to which any option may be granted to any participant shall be 350,000 shares per calendar year. If the stockholders do not vote to continue the 1992 Stock Option Plan, the Company will not grant any further options under the 1992 Stock Option Plan.

  The following is a summary of the material provisions of the 1992 Stock Option Plan:

ADMINISTRATION AND ELIGIBILITY

  The 1992 Stock Option Plan is administered by the Board of Directors which may delegate any or all of its power to a committee appointed by the Board. Subject to the express provisions of the 1992 Stock Option Plan, the Board has authority to construe the respective option agreements, to prescribe, amend and rescind rules and regulations relating to the 1992 Stock Option Plan and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the 1992 Stock Option Plan.

  Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; provided that incentive stock options may be granted only to persons who are eligible to receive such options under Section 422 of the Code. The granting of options to directors and officers shall be determined either (a) by the full Board of Directors, or (b) by a committee composed solely of two or more "non-employee directors" (as defined in Rule 16b-3 promulgated under the Exchange Act).

NUMBER OF SHARES AND EXERCISE PRICE

  Subject to adjustment as provided in the 1992 Stock Option Plan, the maximum number of shares of Common Stock of the Company which may be issued and sold under the 1992 Stock Option Plan is 1,800,000 shares. If the amendment and continuance of the 1992 Stock Option Plan are approved, the maximum number of shares of Common Stock with respect to which an option may be granted to any participant under the 1992 Stock Option Plan will be 350,000 per calendar year (subject to adjustment as provided in the 1992 Stock Option Plan).

  The Board of Directors selects the exercise price per share of stock, provided the exercise price cannot be less than (a) 110% of fair market value for incentive stock options granted to a holder of more than 10% of the

Company's capital stock, (b) 100% of fair market value for incentive stock options generally and (c) 50% of fair market value for nonstatutory options. The option price may be paid in cash or shares of Common Stock owned by the optionee as provided in the 1992 Stock Option Plan. The Board of Directors shall also determine the expiration of the option period, provided that (i) in the case of incentive stock options, the date shall not be later than 10 years after the date on which the option is granted, (ii) in the case of incentive stock options granted to a holder of more than 10% of the Company's capital stock, such date shall not be later than five years after the date on which the option is granted and (iii) in all cases, options shall be subject to earlier termination as provided in the 1992 Stock Option Plan.

TERMS OF OPTIONS

  Except as the Board of Directors may otherwise determine or provide in the applicable option agreement, all options are nontransferable other than by will or the laws of descent and distribution, provided, however, that nonstatutory options may be transferred by certain persons required to file reports under Section 16(a) of the Exchange Act pursuant to a qualified domestic relations order (as defined in Rule 16b-3 promulgated under the Exchange Act). Holders of incentive stock options may generally exercise such options up to three months after termination of employment with the Company, unless termination results from death or disability in which case such options may be exercised up to one year after termination. Holders of nonstatutory options may exercise such options after termination of employment with the Company during the period specified in the applicable option agreement.

  The Board of Directors (or its appointed committee) determines when options granted under the 1992 Stock Option Plan become exercisable (generally in installments at the rate of 25% per year). The Board of Directors may accelerate the date on which any option granted may be exercised or extend the period during which any particular option may be exercised, provided that no such extension shall be permitted if it would cause the 1992 Stock Option Plan to fail to comply with Section 422 of the Code, or with Rule 16b-3 promulgated under the Exchange Act.

  The Board of Directors has the authority, with the consent of the effected optionee, to cancel or amend any outstanding options under the 1992 Stock Option Plan and to grant in substitution therefor new options covering the same or a different number of shares of Common Stock and having an exercise price per share which may be lower or higher than the exercise price per share of the outstanding options.

  Subject to the prior approval of the Board of Directors, an optionee may elect to satisfy any tax withholding obligations with respect to shares issued upon exercise of options by causing the Company to withhold shares of Common Stock otherwise issuable upon the exercise of an option or by delivering to the Company shares of Common Stock then owned by such optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation.

AMENDMENT AND TERMINATION

  The Board of Directors may at any modify or amend the 1992 Stock Option Plan in any respect, except that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to incentive stock options or under Rule 16b-3 promulgated under the Exchange Act with respect to options held by persons who are required to file reports pursuant to Section 16(a) of the Exchange Act, the Board of Directors may not effect such modification or amendment without such approval.

The termination or any amendment of the 1992 Stock Option Plan shall not, without the consent of an optionee, effect his or her rights under an option previously granted.

  In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company or the board of directors of any corporation assuming the obligations of the Company may, in its discretion, take any one or more of the following actions as to outstanding options: (a) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (b) provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (c) if the event involves a cash payment for each share surrendered in the merger, make or provide for a cash payment to the optionees equal to the difference between the merger consideration per share and the exercise price per share for all then outstanding options and (d) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

  The 1992 Stock Option Plan shall terminate with respect to incentive stock options upon the earlier of February 26, 2002, or the date on which all shares available for issuance under the 1992 Stock Option Plan shall have been issued pursuant to the exercise or cancellation of options granted thereunder. The 1992 Stock Option Plan shall terminate with respect to nonstatutory options on February 26, 2002.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 1992 Stock Option Plan and with respect to the sale of Common Stock acquired under the 1992 Stock Option Plan.

 Incentive Stock Options

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

 Nonstatutory Stock Options

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

 Tax Consequences to the Company

  The grant of an option under the 1992 Stock Option Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1992 Stock Option Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1992 Stock Option Plan, including as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to ordinary compensation income recognized by participants with respect to nonstatutory stock options under the 1992 Stock Option Plan who are employees or otherwise subject to withholding.

BOARD RECOMMENDATION

  The Board of Directors believes that the amendment and continuance of the 1992 Stock Option Plan are in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

                           APPROVAL OF AMENDMENT TO
                       1992 EMPLOYEE STOCK PURCHASE PLAN

  In the opinion of the Board of Directors, the future success of the Company depends, in large part, on its ability to attract, retain and motivate key employees with experience and ability. Under the Company's 1992 Employee Stock Purchase Plan (the "1992 Purchase Plan"), the Company is currently authorized to offer up to 1,275,000 shares of Common Stock to its employees. On December 31, 1996, 721,782 shares were available for future purchases under the 1992 Purchase Plan.

  On February 20, 1997, the Board of Directors adopted, subject to stockholder approval, an amendment (the "Purchase Plan Amendment") to the 1992 Purchase Plan providing that the payroll deduction which an employee may authorize under the 1992 Purchase Plan may not exceed in any quarter the lesser of (a) 10% of the employee's compensation during the period within which he or she elects to become a participant in the 1992 Purchase Plan, or (b) $5,000. The Purchase Plan Amendment also provides that the Board of Directors may at any time and from time to time amend the 1992 Purchase Plan, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code or by Rule 16b-3 promulgated under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the 1992 Purchase Plan to fail to comply with Section 16 of the Exchange Act or Section 423 of the Code.

  The following is a summary of the material provisions of the 1992 Purchase
Plan:

ADMINISTRATION AND ELIGIBILITY

  The 1992 Purchase Plan is administered by the Board of Directors. Employees of the Company who have completed one year of continuous service are eligible to participate. Employees who are directors of the Company, who are customarily employed for 20 hours or less per week, who are customarily employed for not more than five months in any calendar year or who own more than 5% of the voting stock of the Company are not eligible to participate in the 1992 Purchase Plan.

  As of December 31, 1996, a total of 3,293 employees were eligible to participate in the 1992 Purchase Plan.

PURCHASE PRICE AND TERMS

  The price of shares purchased pursuant to the 1992 Purchase Plan is 85% of the fair market value of the Company's Common Stock on the purchase date.

  In order to exercise an option to purchase shares of Common Stock under the 1992 Purchase Plan, an employee must complete a "Payroll Deduction Authorization for Purchase of Stock" form which indicates the amount to be deducted from his or her salary and applied to the purchase of Common Stock on the last business day of each month (the "Purchase Date"). Under the 1992 Purchase Plan as currently in effect, the payroll deduction may not exceed in any year the lesser of (a) 10% of the employee's compensation during the period within which he or she elects to become a participant in the 1992 Purchase Plan or (b) $5,000. If the Purchase Plan Amendment is approved, such limits will apply on a quarterly basis. So long as the form is in effect, the aggregate number of shares which the amount deducted will pay for on the last business day of each month will automatically be purchased on such date and issued in multiples of five.

AMENDMENT AND TERMINATION

  As it is currently in effect, the 1992 Purchase Plan may at any time or from time to time be terminated, modified or amended by a majority vote of the stockholders of the Company. The Board of Directors may at any time or from time to time amend the 1992 Purchase Plan, except that, without the approval of a majority of the shares of stock of the Company then issued and outstanding and entitled to vote, no amendment may (a) materially increase the benefits accruing to participants under the 1992 Purchase Plan, (b) materially increase the number of shares which may be issued under the 1992 Purchase Plan, or (c) materially modify the requirements as to eligibility for participation under the 1992 Purchase Plan. The Purchase Plan Amendment, if approved, would allow the Board of Directors to amend the 1992 Purchase Plan at any time and from time to time, except that (a) if the approval of any such amendment by the stockholders of the Company is required by

Section 423 of the Code or by Rule 16b-3 promulgated under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the 1992 Purchase Plan to fail to comply with Section 16 of the Exchange Act or Section 423 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the 1992 Purchase Plan and with respect to the sale of Common Stock acquired under the 1992 Purchase Plan.

  The 1992 Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code.

 Tax Consequences to Participants

  In general, a participant will not recognize taxable income upon enrolling in the 1992 Purchase Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the 1992 Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

  If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

    (i) the excess of the fair market value of the Common Stock on the Grant Date over the price at which the participant purchased the Common Stock; and

    (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

  If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

 Tax Consequences to the Company

  The offering of Common Stock under the 1992 Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 1992 Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

STOCK PURCHASED UNDER THE 1992 PURCHASE PLAN

  During 1996, a total of 128,888 shares of the Company's Common Stock were purchased under the 1992 Purchase Plan at prices ranging from $12.70 to $26.99.

BOARD RECOMMENDATION

  The Board of Directors believes that the Purchase Plan Amendment is in the best interest of the Company and its stockholders and recommends a vote FOR this proposal.

                     SELECTION OF INDEPENDENT ACCOUNTANTS

  Subject to ratification by the stockholders, the Board of Directors has selected the firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent accountants for the year ending December 31, 1997. If the stockholders do not ratify the selection of Coopers & Lybrand, the Board of Directors will reconsider the matter.

  On October 24, 1996, the Company dismissed Coopers & Lybrand as its independent auditors and engaged Ernst & Young LLP ("Ernst & Young") to fill such position. The decision to change accountants was made by the Board of Directors of the Company. None of the reports of Coopers & Lybrand on the financial statements of the Company for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainly, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period immediately preceding the date of the dismissal of Coopers & Lybrand, the Company had no disagreements with Coopers & Lybrand on any matter of accounting principles of practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Coopers & Lybrand, would have caused Coopers & Lybrand to make a reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act occurred with respect to the Company's two most recent fiscal years or the subsequent interim period preceding the dismissal of Coopers & Lybrand.

  Prior to making the decision to retain Ernst & Young, the Company had consulted with Ernst & Young concerning certain tax matters. However, neither the Company nor anyone on its behalf consulted Ernst & Young regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice concerning the same was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

  On December 16, 1996, Ernst & Young informed the Company that it was resigning as the Company's independent auditors, and the Company engaged Coopers & Lybrand to fill such position. The reason given by Ernst & Young for its resignation was the existence of certain mutual business opportunities on which both Ernst & Young and the Company desire to collaborate which would affect Ernst & Young's independence with respect to the Company. The decision to engage Coopers & Lybrand was made by the Board of Directors of the Company.

  During the period in which Ernst & Young served as the Company's independent auditors, Ernst & Young issued no reports on the financial statements of the Company. During the Company's two most recent fiscal years and the subsequent interim period immediately preceding the date of the resignation of Ernst & Young, the Company had no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make a reference to the subject matter of the disagreement in connection with any report on the financial statements of the Company had any report been issued. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act occurred during the period Ernst & Young served as the Company's auditors.

  During the period in which Ernst & Young served as the Company's independent auditors, neither the Company nor anyone on its behalf consulted Coopers & Lybrand regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice concerning the same was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

  Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in Boston, Massachusetts not later than December 19, 1997 for inclusion in the proxy statement for that meeting.

                                          By order of the Board of Directors,

                                          Norman B. Asher,
                                          Clerk

April 18, 1997

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND WE APPRECIATE YOUR COOPERATION.

                                                                      0901-PS-97

                                                                      Appendix A
                                                                      ----------


                                  KEANE, INC.

                            1992 STOCK OPTION PLAN

            ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 27, 1992


1.  Purpose.
    -------

    The purpose of this plan (the "Plan") is to secure for Keane, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to
Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.  Type of Options and Administration.
    ----------------------------------

    (a) Types of Options.  Options granted pursuant to the Plan shall be
        ----------------
authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of
Section 422 of the Code.

    (b) Administration.  The Plan will be administered by the Board of
        --------------
Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the

Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

    (c) Applicability of Rule 16b-3.  Those provisions of the Plan which make
        ---------------------------
express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.  Eligibility.
    -----------

    (a) General.  Options may be granted to persons who are, at the time of
        -------
grant, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options
         --------
may be granted shall be limited to all employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine.

    (b) Grant of Options to Directors and Officers.  From and after the
        ------------------------------------------
registration of the Common Stock of the Company under the Exchange Act, the selection of a director or an officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a recipient of an option, the timing of the option grant, the exercise price of the option and the number of shares subject to the option shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by two or more directors having full authority to act in the matter, each of whom shall be a "disinterested person." For the purposes of the Plan, a director shall be deemed to be a "disinterested person" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4.  Stock Subject to Plan.
    ---------------------

    Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 400,000 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the

Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall (i) the total number of shares issued pursuant to the exercise of Incentive Stock Options under the Plan, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this exercise of options, on a cumulative basis, exceed the maximum number of shares authorized for issuance under the Plan exclusive of shares made available for issuance pursuant to this sentence.

5.  Forms of Option Agreements.
    --------------------------

    As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.  Purchase Price.
    --------------

    (a) General.  The purchase price per share of stock deliverable upon the
        -------
exercise of an option shall be determined by the Board of Directors, provided,
                                                                     --------
however, that (i) in the case of an Incentive Stock Option, the exercise price
-------
shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in
Section 11(b), and (ii) in the case of a non-statutory option, the exercise price shall not be less than 50% of the fairm market value of such stock, as determined by the Board of Directors at the time of grant of such options.

    (b) Payment of Purchase Price.  Options granted under the Plan may provide
        -------------------------
for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.  Option Period.
    -------------

    Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.  Exercise of Options.
    -------------------

    Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.  Nontransferability of Options.
    -----------------------------

    Incentive Stock Options, and all options granted to Reporting Persons, shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lift of the optionee, shall be exercisable only by the optionee; provided, however, that non-statutory options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

10. Effect of Termination of Employment or Other Relationship.
    ---------------------------------------------------------

    Except as provided in Section 11(d) with respect to Incentive Stock
Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11. Incentive Stock Options.
    -----------------------

    Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

    (a) Express Designation.  All Incentive Stock Options granted under the
        -------------------
Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

    (b) 10% Shareholder.  If a any employee to whom an Incentive Stock Option
        ---------------
is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual

    (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

    (ii) The option exercise period shall not exceed five years from the date of grant.

    (c) Dollar Limitation.  For so long as the Code shall so provide, options
        -----------------
granted to any employee under the Plan (and any other incentive stock option plans of the company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

    (d) Termination of Employment, Death or Disability.  No Incentive Stock
        ----------------------------------------------
Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

        (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may
            --------
designate a longer exercise period and that the exercises after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

        (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the application option agreement); and

        (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12. Additional Provisions.
    ---------------------

    (a) Additional Option Provisions.  The Board of Directors may, in its sole
        ----------------------------
discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent
           -------- ----
with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

    (b) Acceleration, Extension, Etc.  The Board of Directors may, in its sole
        -----------------------------
discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be
                       --------  -------
permitted if it would cause the Plan to fail to comply with Section 422 of the code or with Rule 16b-3.

13. General Restrictions.
    --------------------

    (a) Investment Representations.  The Company may require any person to whom
        --------------------------
an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

    (b) Compliance With Securities Laws.  Each option shall be subject to the
        -------------------------------
requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, disqualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14. Rights as a Shareholder.
    -----------------------

    The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. Adjustment Provisions for Recapitalizations and Related Transactions.
    --------------------------------------------------------------------

    (a) General.  If, through or as a result of any merger, consolidation, sale
        -------
of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number of kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

    (b) Board Authority to Make Adjustments.  Any adjustments under this
        -----------------------------------
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16. Merger, Consolidation, Asset Sale, Liquidation, etc.
    ----------------------------------------------------

    (a) General.  In the event of a consolidation or merger or sale of all or
        -------
substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options
          --------
shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

    (b) Substitute Options.  The Company may grant options under the Plan in
        ------------------
substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17. No Special Employment Rights.
    ----------------------------

    Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment to increase or decrease the compensation of the optionee.

18. Other Employee Benefits.
    -----------------------

    Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19. Amendment of the Plan.
    ---------------------

    (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

    (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optioned, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20. Withholding.
    -----------

    (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of

Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

    (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21. Cancellation and New Grant of Options, Etc.
    -------------------------------------------

    The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22. Effective Date and Duration of the Plan.
    ---------------------------------------

    (a) Effective Date.  The Plan shall become effective when adopted by the
        --------------
Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

    (b) Termination.  Unless sooner terminated in accordance with Section 16,
        -----------
the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of

(i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to options which re not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23. Provision for Foreign Participants.
    ----------------------------------

    The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other materials.

                                  Adopted by the Board of Directors on
                                  February 27, 1992.

                                  Approved by the Stockholders on
                                  April 30, 1992.

                                                                      Appendix B
                                                                      ----------
                                  KEANE, INC.

                       1992 EMPLOYEE STOCK PURCHASE PLAN

             Adopted by the Board of Directors on February 27, 1992


1.  Purpose.
    -------

    The 1992 Employee stock Purchase Plan of Keane, Inc. (the "Plan") is intended to provide a method whereby employees of Keane, Inc. and any subsidiary corporation thereof (hereinafter referred to, unless the context otherwise requires, as the "Company"), will have an opportunity to acquire a proprietary interest in the Company, $.10 par value (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.  Definitions.
    -----------

    (a) "employee" means any person who is customarily employed for 20 or more hours per week and more than five months in a calendar year by (1) the Company or (2) any subsidiary corporation.

    (b) "monetary compensation" means regular straight-time earnings, payments for overtime, shift differentials, and sales commissions, all prior to deduction of taxes and other withholding charges, but excludes incentive compensation, bonuses and other special payments.

    (c) "month of service" means a calendar month in which an employee has completed an hour of service.

    (d) "Offering Commencement Date," with respect to an Offering under the Plan, means the first day of the applicable calendar quarter for such Offering pursuant to Paragraph 4.

    (e) "Offering Termination Date," with respect to an Offering under the Plan, means the last day of the applicable calendar quarter for such Offering pursuant to Paragraph 4.

    (f) "Plan Administrator" means the Treasurer of the Company.

    (g) "subsidiary" means any corporation which (i) would be a "subsidiary corporation" as that term is defined in Section 424 of the Code and (ii) is designated as a participant in the Plan by the board of Directors or the Committee described in Paragraph 12.

3.  Eligibility.
    -----------

    (a) Any employee who shall have completed one year of service and shall be employed by the Company or any subsidiary on the date his or her participation in the Plan is to become effective shall be eligible to participate in the Plan.

    (b) Any provision of the Plan to the contrary notwithstanding, no employee shall be granted an option to participate in the plan:

        (i) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company (for purposes of this paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

        (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.  Offering Dates.
    --------------

    The Plan will be implemented by consecutive quarterly offerings (referred to herein collectively as "Offerings" and individually as an "Offering") commencing on July 1, 1992 and continuing until the earlier of (i) the date on which a total of 150,000 shares of Common Stock have been issued under the Plan or (ii) June 30, 1995.

    Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5.  Participation.
    -------------

    (a) An eligible employee may participate in the Plan by completing an authorization for payroll deduction on the form provided by the Company (an "Authorization") and filing it with the office of the Plan Administrator. Each Authorization shall authorize a regular payroll deduction from the employee's compensation. Once an employee has filed an Authorization, he or she will automatically participate in subsequent offerings until and unless he or she withdraws from an Offering pursuant to Paragraph 7(b) or Paragraph 9.

    (b) The Company will maintain payroll deduction accounts for all employees participating in the Plan. An employee may authorize a payroll deduction of a specified dollar amount per pay period, up to a maximum f 10% of his or her monetary compensation during the period within which he or she elects to become a participant in the Plan, but in no event on an annual basis may any employee authorize a deduction of more than five thousand dollars ($5,000). All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account.

    (c) Except as provided in Paragraph 7(b) or 9, a participant may not make any changes to his or her participation during any Offering and, specifically, a participant may not during an Offering alter the amount of his or her payroll deductions for such Offering. An employee may make a change in his or her payroll deduction for a subsequent Offering by filing a new Authorization with the Plan Administrator prior to the Offering Commencement Date of such Offering.

6.  Granting of Option.
    ------------------

    (a) For each of the Offerings, a participating employee shall be deemed to have been granted an option (the "Option") to purchase, on the applicable Offering Termination Date, the number of shares of Common Stock determined as follows: 85% of the market value of a share of Common Stock on the applicable Offering Termination Date shall be divided into the amount in such employee's payroll deduction account on such date. The market value of Common stock shall be determined as provided in subparagraph (b) below.

    (b) The purchase price of a share of Common stock purchased with payroll deductions made during each Offering (the "Option Exercise Price") shall be 85% of the closing price of the Common Stock on the American Stock Exchange, as published in The Wall Street Journal, on the Offering
                              -----------------------
    Termination Date applicable to such Offering (or on the next regular business date on which shares of Common stock shall be traded in the event that no shares of Common Stock shall have been traded on the Offering Termination Date).

8.  Exercise of Option.
    ------------------

    With respect to each Offering during the term of the Plan:

    (a) Unless a participant gives written notice of withdrawal to the Company as hereinafter provided, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such

    Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable Option Exercise Price (but not in excess of the number of shares for which options have been granted the employee pursuant to Paragraph 6(a)), and any excess in his or her account at that time will be returned to him or her.

    (b) By written notice to the Plan Administrator at any time prior to the Offering Termination Date applicable to any such Offering, a participant may elect to withdraw all the accumulated payroll deduction in his or her account at such time.

    (c) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be carried over and applied to any subsequent Offering or Offerings unless withdrawn by the employee.

8.  Delivery.
    --------

    As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the certificate or certificates representing the shares of Common Stock purchased upon the exercise of such participant's Option.

9.  Withdrawal.
    ----------

    (a) As provided in Paragraph 7(b), a participant may withdraw payroll deductions credited to his or her account under any Offering at any time prior to the applicable Offering Termination Date by giving written notice of withdrawal to the Plan Administrator of the Company. All of the participant's payroll deductions credited to his or her account will be paid to the participant promptly after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat an attempt by an employee to borrow on the security of accumulated payroll deductions as an election, under Paragraph 7(b), to withdraw such deductions.

    (b) A participant's withdrawal from an Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company; provided, however,
                                                            --------  -------
that any participant who withdraws from an Offering in accordance with Paragraph 7(b) may not participate in another Offering for a period of at least six months following such withdrawal.

    (c) Upon termination of the participant's employment for any reason, including retirement but excluding death or disability while in the employ of the

Company or a subsidiary, the payroll deductions credited to his or her account will be returned to the participant or, in the case of his or her death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 13.

    (d) Upon termination of the participant's employment because of disability or death, the participant or his or her beneficiary (as defined in Paragraph 13) shall have the right to elect, by written notice given to the Plan Administrator prior to the expiration of the period of 30 days commencing with the date of the disability or death of the participant, either

         (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

         (ii) to exercise the participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the participant's disability or death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the date of the participant's disability or death will purchase at the applicable option price, and any excess in such account will be returned to the participant or said beneficiary.

    In the event that no such written notice of election shall be duly received by the office of the Plan Administrator, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's disability or death and the same will be paid promptly to the participant or said beneficiary.

10. Interest.
    --------

    No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee.

11. Stock.
    -----

    (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan is 150,000 shares (subject to further adjustment upon changes in capitalization of the Company as provided in Paragraph 16). If the total number of shares for which Options are exercised on any Offering Termination Date in accordance with Paragraph 7 exceeds the number of shares of Common Stock which remain available for issue under the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the

Plan shall be returned to him or her as promptly as possible. The Company may purchase shares on the open market in order to have shares available for purchase by participants in each Offering.

    (b) The participant will have no interest in Common Stock covered by his or her Option until such Option has been exercised.

    (c) Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

12. Administration.
    --------------

    The Plan shall be administered by the Compensation Committee appointed by the Board of Directors of the Company (the "Committee"). The officer of the Company charged with day-to-day administration of the Plan shall, for matters involving the Plan, be an ex-officio member of that Committee. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final jurisdiction which shall rest in the Board of Directors of the Company. Determinations made by the Committee and approved by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee or the Board of Directors of the Company. The Company shall indemnify Committee members, to the fullest extent permitted by applicable statute, for any expenses incurred in defending a civil or criminal action or proceeding, arising out of such member's actions with respect to such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if such member shall be adjudicated not to have acted in good faith in the reasonable belief that such member's action was the best interest of the Company.

13. Designation of Beneficiary.
    --------------------------

    A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the participant prior to the delivery of such shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan administrator. Within 30 days after the participant's death, the beneficiary may, as provided in Paragraph 9(d), elect to exercise the participant's Option when it becomes exercisable on the Offering Termination Date of the than current Offering. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, and notice of election of the beneficiary to exercise the Option, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall prior to the death of the participant by whom he has been designated acquire any interest in the stock or cash credited to the participant under the Plan.

14. Transferability.
    ---------------

    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 7(b).

15. Use of Funds.
    ------------

    All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

16. Effect of Changes of Common Stock.
    ---------------------------------

    In the event of any changes of outstanding shares of the Common stock by reason of stock dividends, subdivisions, combinations and exchanges of shares, recapitalizations or mergers in which the Company is the surviving corporation, the aggregate number and class of shares available under this Plan and the Option Exercise Price per share shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become subject to any Options.

17. Amendment or Termination.
    ------------------------

    The Board of Directors of the company may at any time terminate or amend the Plan. Except as hereinafter provided, no such termination can affect Options previously granted, nor may an amendment make any change in any Option theretofore granted which would adversely affect the rights of any participant nor may an amendment be made without the approval of the stockholders of the Company within twelve months o such amendment if such amendment would (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of shares which may be issued under the Plan, or
(c) materially modify the requirements as to eligibility for participation under the Plan.

18. Notices.
    -------

    All notices o other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator.

19. Merger or Consolidation.
    -----------------------

    If the Company shall at any time merge into or consolidate with another corporation and the Company is the surviving entity, the holder of each Option than outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such Option for each share a to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board of Directors of the Company shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of Paragraph 16 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such option might thereafter be entitled to receive thereunder. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of assets in which the company is not the surviving entity, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them; provided, however, that the Board of Directors may, in the event of such merger,
--------
consolidation or sale, accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase shares under the Plan at such accelerated Offering Termination Date.

20. Approval of Stockholders.
    ------------------------

    The Plan has been adopted by the Board of Directors of the Company, but is subject to the approval of the stockholders of the Company within twelve months of the date of adoption of the Plan by the Board of Directors. Notwithstanding any other provision of the Plan, no Option shall be exercised unless and until the stockholders of the Company approve the Plan.

21. Registration and Qualification of the Plan
    ------------------------------------------
    Under Applicable Securities Laws.
    ---------------------------------

    No Option shall be exercised under the Plan until such time as the Company has qualified or registered the shares which are subject to the options under the applicable federal securities laws to the extent required by such laws.

                                                  Adopted by the Board of
                                                  Directors on February 27, 1992

                                                  Approved by the Stockholders
                                                  on April 30, 1992

                                  KEANE, INC.

                AMENDMENT TO 1992 EMPLOYEE STOCK PURCHASE PLAN


         Section 4 of Keane, Inc.'s 1992 Employee Stock Purchase Plan

is hereby amended in its entirety to read as follows:

         "4.  Offering Dates.
              --------------

              The Plan will be implemented by consecutive quarterly offerings (referred to herein collectively as "Offerings" and individually as an "Offering") commencing on July 1, 1992 and continuing until the earlier of (i) the date on which a total of 337,500 shares of Common Stock (subject to further adjustment upon changes in capitalization of the Company as provided in Paragraph 16, and as adjusted to give effect to
         (i) the three-for-two split of the outstanding capital stock of the Company on August 12, 1994 and (ii) the three-for-two split of the outstanding capital stock of the Company on July 28, 1993) have been issued under the Plan or (ii) June 30, 1997.

              Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering."

         This amendment shall become effective as of February 23, 1995, subject to its approval by the stockholders of Keane, Inc.

                                  KEANE, INC.

                AMENDMENT TO 1992 EMPLOYEE STOCK PURCHASE PLAN


              The first paragraph of Section 4 of Keane, Inc.'s 1992 Employee

         Stock Purchase Plan is hereby amended to read as follows:

              "The Plan will be implemented by consecutive quarterly offerings (referred to herein collectively as "Offerings" and individually as an "Offering") commencing on July 1, 1992 and continuing until the date on which a total of 637,500 shares of Common Stock (subject to further adjustment upon changes in capitalization of the Company as provided in Paragraph 16, and as adjusted to give effect to (i) the three-for-two split of the outstanding capital stock of the Company on August 12, 1994 and (ii) the three-for-two split of the outstanding capital stock of the Company on July 28, 1993) have been issued under the Plan."

         This amendment shall become effective as of February 20, 1996, subject to its approval by the Stockholders of Keane, Inc.

P                                     KEANE, INC.

R                    ANNUAL MEETING OF STOCKHOLDERS -- MAY 28, 1997
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O

X        The undersigned, revoking all prior proxies, hereby appoints John F.
       Keane and Norman B. Asher, and each of them, with full power of
Y substitution, as Proxies to represent and vote as designated hereon all shares of stock of Keane, Inc. (The "Company") which the undesigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 28, 1997, at 4:30 p.m., Boston Time, at the Hale and Dorr LLP Conference Center, 26th Floor, 60 State Street, Boston, Massachusetts and at any adjournment thereof with respect to the matters set forth on the reverse side hereof.



             PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE
                      ENCLOSED POST-PAID RETURN ENVELOPE


                                                                    See reverse
                                                                         side
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE



[X]  Please mark votes as in this example.

     If no direction is made, this proxy will be voted in favor of the proposals set forth below.


     1. To fix the number of directors at five and to elect Board of Directors for the ensuing year.
     NOMINEES: John F. Keane, Philip J. Harkins, Winston Hindle,
               John F. Rockart and Robert A. Shafto

                         FOR       WITHHELD

                         [ ]          [ ]



[ ]_____________________________________
   For all nominees except as noted above

2. To approve an amendment to the Company's Articles of Organization increasing the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 to 100,000,000.

                            FOR       AGAINST      ABSTAIN
                            [ ]         [ ]          [ ]

3. To approve an amendment to the Company's 1992 Stock Option Plan (the "Option Plan") limiting to 350,000 the number of shares of Common Stock issuable per calendar year to any participant under the Option Plan and to continue the Option Plan.

                            FOR       AGAINST      ABSTAIN
                            [ ]         [ ]          [ ]

4. To approve an amendment to the Company's 1992 Employee Stock Purchase Plan (the "Purchase Plan") increasing the maximum payroll deduction which an employee may authorize under the Purchase Plan from $5,000 per year to $5,000 per quarter and providing that the Board of Directors may amend the Purchase Plan subject to the limitations described in the Proxy Statement for the 1997 Annual Meeting of stockholders.

                            FOR       AGAINST      ABSTAIN
                            [ ]         [ ]          [ ]



                                                 MARK HERE
                                                 FOR ADDRESS    [ ]
                                                 CHANGE AND
                                                 NOTE AT LEFT


     IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.


Signature ____________________Date__________

Signature_____________________Date__________

Signature_____________________Date__________


                                      -2-